Exhibit 99.1

Contact:	Kathleen Campbell, Marketing Director	First Citizens National Bank
	570-662-0422	15 S. Main Street
	570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Second Quarter 2008 Earnings

MANSFIELD, PENNSYLVANIA— July 21, 2008 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the second quarter of 2008.

Net income for the three months ended June 30, 2008 totaled $2,446,000 which compares to $1,760,000 for the second quarter last year, representing an increase of $686,000, or 38.9%.    Earnings per share for the three months ended June 30, 2008 and 2007 were $.87 and $.62 per share, respectively, representing a 40.3% increase.  Return on equity for the comparable periods was 19.24% and 15.24%, while return on assets was 1.64% and 1.23%, for the respective time periods.

On a year to date basis net income through June 30, 2008 was $4,467,000 compared with $3,140,000 last year, representing an increase of $1,327,000 or 42.2%.  Earnings per share of $1.58 increased 43.6% from $1.10 per share for the same period last year.  Return on equity for the comparable periods were 17.80% and 13.68%, while return on assets was 1.50% and 1.10%, respectively.

CEO and President Randall E. Black stated, “The significant improvement in our net interest margin and our continued ability to manage operational efficiencies has resulted in outstanding financial performance for the first six months of 2008.  The Federal Reserve’s decision to decrease the federal funds rate by 225 basis points mostly during the first quarter has resulted in an improvement of our net interest margin by reducing our short-term deposit and borrowing costs relative to the impact of the reduction of interest rates on our interest sensitive loan portfolio.  Our net interest margin, tax effected, on interest earning assets has improved from 3.72% for the first six months of 2007 to 4.38% for this year.”

Total assets at June 30, 2008 totaled $602.0 million, an increase of $20.7 million from June 30, 2007.  The increase in assets principally occurred in the investment portfolio which increased from $118.6 million to $124.7 million, as well as, net loans, which grew $13.2 million to $424.1 million at June 30, 2008.  Total deposits have increased 3.7% from $467.9 million at June 30, 2007 to $485.1 million as of June 30, 2008.

Citizens Financial Services, Inc. remains well capitalized, with an equity-to-assets ratio of 8.4%, versus 7.6% as of June 30, 2007.  This improvement was largely the result of a $6.2 million, or 14.1% increase in stockholders equity since June 30 of last year.  Book value per share at June 30, 2008 was $18.38 compared with $16.67 last June.  In July, a cash dividend of $.235 per share was declared and will be paid on July 25, 2008 to shareholders of record, as of July 11, 2008.  Also in July, a 1% stock dividend was declared and will be distributed July 25, 2008 as well.

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 16 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands except share data)	2008	2007	2007
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 12,931	$ 10,374	$ 10,873
Interest-bearing	1	15	12
Total cash and cash equivalents	12,932	10,389	10,885

Available-for-sale securities	124,674	120,802	118,614

Loans (net of allowance for loan losses: 2008, $4,287
December 31, 2007, $4,197; and June 30, 2007, $4,107)	424,144	419,182	410,967

Premises and equipment	12,289	12,538	12,660
Accrued interest receivable	2,563	2,522	2,383
Goodwill	8,605	8,605	8,605
Bank owned life insurance	8,549	8,378	8,209
Other assets	8,258	8,613	8,958

TOTAL ASSETS	$ 602,014	$ 591,029	$ 581,281

LIABILITIES:
Deposits:
Noninterest-bearing	$ 56,968	$ 50,944	$ 50,753
Interest-bearing	428,161	405,084	417,189
Total deposits	485,129	456,028	467,942
Borrowed funds	60,067	80,348	62,382
Accrued interest payable	1,951	2,199	2,086
Other liabilities	4,296	3,926	4,531
TOTAL LIABILITIES	551,443	542,501	536,941
STOCKHOLDERS' EQUITY:
Common stock
$1.00 par value; authorized 10,000,000 shares; issued 3,020,538 shares in
2008 and December 31, 2007; 2,992,896 shares at June 30, 2007	3,020	3,020	2,993
Additional paid-in capital	12,519	12,511	11,935
Retained earnings	40,743	37,590	35,892
Accumulated other comprehensive loss	(1,319)	(348)	(2,551)
Unearned restricted stock, at cost: 7,205 shares for 2008; 3,149 shares at
December 31, 2007; and 3,074 shares for June 30, 2007	(162)	(72)	(72)
Treasury stock, at cost: 196,927 shares for 2008; 194,883 shares at December 31, 2007;
and 180,140 shares at June 30, 2007	(4,230)	(4,173)	(3,857)
TOTAL STOCKHOLDERS' EQUITY	50,571	48,528	44,340
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 602,014	$ 591,029	$ 581,281

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2008	2007	2008	2007
INTEREST INCOME:
Interest and fees on loans	$ 7,645	$ 7,539	$ 15,309	$ 14,896
Investment securities:
Taxable	1,132	1,057	2,255	2,071
Nontaxable	353	225	689	449
Dividends	56	78	141	169
TOTAL INTEREST INCOME	9,186	8,899	18,394	17,585
INTEREST EXPENSE:
Deposits	2,728	3,430	5,671	6,740
Borrowed funds	628	806	1,485	1,732
TOTAL INTEREST EXPENSE	3,356	4,236	7,156	8,472
NET INTEREST INCOME	5,830	4,663	11,238	9,113
Provision for loan losses	-	45	120	165
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,830	4,618	11,118	8,948
NON-INTEREST INCOME:
Service charges	871	812	1,647	1,560
Trust	136	127	303	264
Brokerage and insurance	74	31	118	49
Gain on sales of foreclosed properties	-	373	-	396
Earnings on bank owned life insurance	86	82	171	162
Other	151	166	288	287
TOTAL NON-INTEREST INCOME	1,318	1,591	2,527	2,718
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,158	2,033	4,314	4,126
Occupancy	281	308	595	609
Furniture and equipment	128	140	261	268
Professional fees	148	155	329	320
Other	1,223	1,320	2,354	2,410
TOTAL NON-INTEREST EXPENSES	3,938	3,956	7,853	7,733
Income before provision for income taxes	3,210	2,253	5,792	3,933
Provision for income taxes	764	493	1,325	793
NET INCOME	$ 2,446	$ 1,760	$ 4,467	$ 3,140

Earnings Per Share	$ 0.87	$ 0.62	$ 1.58	$ 1.10
Cash Dividends Paid Per Share	$ 0.235	$ 0.225	$ 0.465	$ 0.445

Weighted average number of shares outstanding	2,825,116	2,843,514	2,825,323	2,845,454

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Financial Highlights
(Unaudited - dollars in thousands except per share and ratio data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
Performance Ratios and Share Data:
Return on average assets (annualized)	1.64%	1.23%	1.50%	1.10%
Return on average equity (annualized)	19.24%	15.24%	17.80%	13.68%
Net interest margin (tax equivalent)	4.52%	3.81%	4.38%	3.72%
Cash dividends paid per share	$ 0.235	$ 0.225	$ 0.465	$ 0.445
Earnings per share	$ 0.87	$ 0.62	$ 1.58	$ 1.10
Weighted average shares outstanding	2,825,116	2,843,514	2,825,323	2,845,454

Balance Sheet Highlights:	June 30, 2008	December 31, 2007	June 30, 2007

Assets	$ 602,014	$ 591,029	$ 581,281
Investment securities:
Available for sale	124,674	120,802	118,614
Loans (net of unearned income)	428,431	423,379	415,074
Allowance for loan losses	4,287	4,197	4,107
Deposits	485,129	456,028	467,942
Stockholders' Equity	50,571	48,528	44,340
Non-performing assets	3,360	2,393	2,754
Non-performing assets to total loans	0.78%	0.57%	0.66%
Average Leverage Ratio	8.50%	8.20%	8.05%
Common shares outstanding	2,823,611	2,825,655	2,812,756
Book value per share	$ 18.38	$ 17.30	$ 16.67